UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
August 24, 2005
(Date of earliest event reported)
Commission File Number 1-13873

STEELCASE INC.

Michigan	38-0819050
(State of incorporation)	(IRS employer identification number)

901 44th Street SE
Grand Rapids, Michigan	49508
(Address of principal executive offices)	(Zip code)
(616) 247-2710

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement
On August 24, 2005, Steelcase Inc. (the “Company”) entered into a Sixth Amendment (the “Amendment”) to the Loan Agreement dated April 9, 1999 (the “Loan Agreement”), by and among Steelcase SAS (a wholly owned subsidiary of the Company), the Company and Societe Generale (co-documentation agent on the Company’s $200 million syndicated credit facility entered into on July 26, 2005 (the “New Facility”)). A copy of the Loan Agreement was filed as Exhibit 4.20 in the Company’s S-4 filing on February 22, 2002 and was referenced as Exhibit 4.7 in the Company’s Form 10-K for the year ended February 25, 2005. A copy of the New Facility was filed under Form 8-K on August 1, 2005.
The Amendment changes the maximum debt ratio and minimum interest coverage ratio and related definitions in the Loan Agreement to conform to the corresponding provisions in the New Facility. In addition, the Amendment eliminates the Loan Agreement’s minimum net worth covenant.
The Amendment is attached as Exhibit 10.01 and is incorporated by reference herein.
ITEM 9.01. Financial Statements and Exhibits

Exhibit
Number	Description
10.01	Sixth Amendment to the Loan Agreement dated as of August 24, 2005 by and among Steelcase SAS, Steelcase Inc. and Societe Generale

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Steelcase Inc.

Date: August 30, 2005

/S/James P. Keane

James P. Keane
Senior Vice President,
Chief Financial Officer
(Duly Authorized Officer and
Principal Financial Officer)

EXHIBIT INDEX

Exhibit
Number	Description
10.01	Sixth Amendment to the Loan Agreement dated as of August 24, 2005 by and among Steelcase SAS, Steelcase Inc. and Societe Generale